UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 15, 2009

Dominion Resources, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 10, 2009, Dominion Resources, Inc. (the Company) entered into an underwriting agreement (the Underwriting Agreement) with Banc of America Securities LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wachovia Capital Markets, LLC, as Representatives of the underwriters named in the Underwriting Agreement for the sale of $625,000,000 aggregate principal amount (subject to an increase of up to $62,500,000 additional aggregate principal amount upon exercise of the over-allotment option described in the Underwriting Agreement) of the Company’s 2009 Series A 8.375% Enhanced Junior Subordinated Notes. On June 15, 2009, the underwriters exercised their over-allotment option to purchase an additional $60,000,000 aggregate principal amount of the Junior Subordinated Notes. Such Junior Subordinated Notes, which are designated the 2009 Series A 8.375% Enhanced Junior Subordinated Notes and will mature on June 15, 2064, subject to extensions to no later than June 15, 2079, are Junior Subordinated Notes that were registered by the Company pursuant to a registration statement on Form S-3, which registration statement became effective on January 29, 2009 (File No. 333-157013). A copy of the Underwriting Agreement including schedules thereto, is filed as Exhibit 1 to this Form 8-K.

The form of the Third Supplemental and Amending Indenture to the Company’s June 1, 2006 Junior Subordinated Indenture II, pursuant to which the 2009 Series A Enhanced Junior Subordinated Notes will be issued, is filed as Exhibit 4.2 to this Form 8-K.

Separately, the Company has agreed to enter into a Replacement Capital Covenant under which the Company promises and covenants to and for the benefit of designated covered debtholders (as may be designated from time to time, with the initially designated covered debt and the initial covered debtholders being the Company’s Series B 7.0% Senior Notes due 2038 issued by the Company on June 17, 2008 and the holders thereof) that the Company shall not redeem or purchase, or satisfy, discharge or defease (collectively, “defease” or “a defeasance”) all or any part of the Junior Subordinated Notes, and shall cause its majority owned subsidiaries not to purchase all or any part of the Junior Subordinated Notes, on or before June 15, 2034 (which date will be automatically extended as set forth in the Replacement Capital Covenant for additional quarterly periods to no later than June 15, 2049, if and to the extent that the maturity date of the Junior Subordinated Notes is extended), unless, subject to certain limitations, during the 180 days prior to the date of that redemption, purchase or defeasance the Company has received a specified amount of proceeds as set forth in the Replacement Capital Covenant from the sale of qualifying securities that have equity-like characteristics that are the same as, or more equity-like then, the applicable characteristics of the Junior Subordinated Notes at that time, as more fully described in the Replacement Capital Covenant. The form of the Replacement Capital Covenant, including schedules thereto, is filed as Exhibit 4.3 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit
1.1	Underwriting Agreement, dated June 10, 2009, between the Company and Banc of America Securities LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wachovia Capital Markets, LLC, as Representatives of the underwriters named in the Underwriting Agreement.*

4.1	Form of Junior Subordinated Indenture II, dated as of June 1, 2006, between the Company and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.), as Trustee (the Original Trustee) (Exhibit 4.1, Form S-3, Registration Statement, File No. 333-135112, incorporated by reference).

4.2	Form of Third Supplemental and Amending Indenture to the Junior Subordinated Indenture II, dated June 1, 2009, between the Company, the Original Trustee and Deutsche Bank Trust Company Americas, as series trustee (the “Series Trustee”), pursuant to which the 2009 Series A 8.375% Enhanced Junior Subordinated Notes will be issued. The form of the 2009 Series A 8.375% Enhanced Junior Subordinated Notes is included as Exhibit A to the form of the Third Supplemental and Amending Indenture.*

4.3	Form of Replacement Capital Covenant.*

5.1	Opinion of McGuireWoods LLP.*

8.1	Tax Opinion of McGuireWoods LLP.*

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ James P. Carney
James P. Carney
Vice President and Assistant Treasurer

Date: June 15, 2009